UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
                                12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934






                              Dakota Imaging, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

North Dakota                                                          45-0420093
------------                                                          ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3727 Kingston Drive, Bismarck, North Dakota                               58503
-------------------------------------------------------------   ----------------
(Address of principal executive offices)                              (Zip Code)

                                 (701) 222-3330
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:


Title of Each Class:                  Name of Each Exchange on which Registered:


      None                                                N/A
      ----                                                ---

Securities to be registered under Section 12(g) of the Act:

Common Stock, no par value per share
------------------------------------
(Title of Class)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. (X)

Securities Act registration statement file number to which this form relates:
333-56100

Item 1. Description of Registrant's Securities to be Registered.
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This registration statement relates to the registration with the Securities and Exchange Commission of shares of no par common stock (the "Common Stock") of Dakota Imaging, Inc. a North Dakota corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" at page 12 of the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-56100 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

Item 2.  Exhibits
------------------

The following documents are included as Exhibits to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-56100) and incorporated herein by this reference:

         EXHIBIT DESCRIPTION                                        FORM SB-2
                                                                  EXHIBIT NUMBER

(a)      Articles of Incorporation                                      3.1

(b)      Certificate of Amendment to Articles of Incorporation          3.2



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)      Dakota Imaging, Inc.
Date:             September 7, 2001


By:               /s/ Lawrence Nieters
                  -----------------------------------
                  Lawrence Nieters, President